UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2020

Magnolia Oil & Gas Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38083	81-5365682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1300 Houston, Texas 77046
(Address of principal executive offices, including zip code)

(713) 842-9050
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 Per Share	MGY	New York Stock Exchange

Item 1.02Termination of a Material Definitive Agreement.

On August 1, 2020, Magnolia Oil & Gas Corporation (the “Company”) provided written notice of its intent to terminate the Services Agreement (as heretofore amended, the “Services Agreement”), dated as of July 31, 2018, by and between the Company (formerly known as TPG Pace Energy Holdings Corp.), Magnolia Oil & Gas Operating LLC (formerly known as TPG Pace Energy Operating LLC) and EnerVest Operating, L.L.C. (“Service Provider”). Pursuant to the provisions of Section 4.2(a) of the Services Agreement, the termination thereof will be effective on November 1, 2020, unless earlier withdrawn by the Company at its discretion.

The Service Provider is an affiliate of EnerVest, Ltd.  Certain affiliates of EnerVest, Ltd. collectively own approximately 47.8% of the Company’s total common stock. Pursuant to the Services Agreement, the Service Provider, under the direction of the Company’s management, has historically provided the Company with certain services, including administrative, back office, and day-to-day field level services reasonably necessary to operate the business of the Company and its assets, subject to certain exceptions. As consideration for such services, the Company has paid the Service Provider a fixed annual services fee ranging from $20.0 million to $23.6 million. In addition, the Company has paid industry standard per well overhead payments to the Service Provider and reimbursed the Service Provider for certain costs incurred by the Service Provider in performing the services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA OIL & GAS CORPORATION

Date: August 3, 2020	By: /s/ Timothy D. Yang
Name: Timothy D. Yang
Title: Executive Vice President, General Counsel and Corporate Secretary

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